UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K/A
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 14, 2019 (May 10, 2019)
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange

Explanatory Note
Marriott Vacations Worldwide Corporation (the "Company") is filing an amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2019 (the “Original Filing”) solely for the purpose of amending and restating the Broker Non-Vote information for Dianna F. Morgan to correct a typographical error therein. The corrected information below supersedes and replaces in its entirety the votes for the three director nominees named in the Proxy Statement as Class I directors.
This Amendment does not modify or update in any way disclosures made in the Original Filing other than to correct the information presented below.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The results of voting by the Company's shareholders were reported incorrectly on the Original Filing as a result of a typographical error. The correct voting results were as follows and the Original Filing is amended accordingly.
The Company’s shareholders elected the three director nominees named in the Proxy Statement as Class I directors with the following votes:

Nominee	For	Withheld	Broker Non-Vote
Raymond L. Gellein, Jr.	35,997,035	184,012	6,045,883
Thomas J. Hutchison	35,971,145	189,902	6,045,883
Dianna F. Morgan	35,697,546	463,501	6,045,883

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: May 14, 2019	By:	/s/ James H Hunter, IV
	Name:	James H Hunter, IV
	Title:	Executive Vice President and General Counsel

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